EXHIBIT 99.1



Excellence in Electronics, Telecommunications, Automotive, Publishing
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                                  News Release

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For Immediate Release                      Contact:   David A. Kauer
                                                      Vice President and
                                                      Chief Financial Officer
                                                      (614) 792-0468




                  DLJMB FUNDS COMPLETE ACQUISITION OF INSILCO

               August 17, 1998 - DLJ Merchant Banking Partners II, L.P. and affiliated funds and entities announced the completion of their previously announced acquisition of Insilco Coporation (NASDAQ:INSL).

               Insilco Corporation, based in suburban Columbus, Ohio, is a diversified manufacturer of industrial components and a supplier of speciality publications. The Company's industrial business units serve the automotive, electronics, telecommunications and other industrial markets, and its publishing business services the school yearbook market. The Company's 1997 revenues exceeded $500 million.

Investor Relations Contact: David A. Kauer or Stephen Smith, (614) 792-0468 or write to Insilco Corporation, Investor Relations, 425 Metro Place North, Box 7196, Dublin, OH 43017 or call Melodye Demastus, Melrose Consulting,
(614) 771-0860.